jpm05s2_gr2 – 22D5

JPMorgan Securities, Inc.     Trading Desk - 212-834-2499     Marc Simpson212-834-

Balance	$28,498,800.00	Delay	24	WAC(5)	5.87800	WAM(5)	357
Coupon	5.50000	Dated	08/01/2005	NET(5)	5.50000	WALA(5)	2
Settle	08/31/2005	First Payment	09/25/2005

Price	100 PSA	200 PSA	300 PSA	400 PSA	500 PSA
	Yield	Yield	Yield	Yield	Yield
100-02 4/8	5.46671	5.41762	5.37665	5.34207	5.31166
100-03 4/8	5.46017	5.40776	5.36401	5.32709	5.29463
100-04 4/8	5.45363	5.39790	5.35138	5.31212	5.27760
100-05 4/8	5.44710	5.38805	5.33876	5.29716	5.26059
100-06 4/8	5.44056	5.37820	5.32614	5.28221	5.24358
100-07 4/8	5.43404	5.36835	5.31353	5.26726	5.22658
100-08 4/8	5.42751	5.35851	5.30092	5.25232	5.20959
100-09 4/8	5.42099	5.34868	5.28832	5.23738	5.19260
100-10 4/8	5.41447	5.33885	5.27572	5.22246	5.17563
100-11 4/8	5.40796	5.32902	5.26314	5.20754	5.15866
100-12 4/8	5.40144	5.31920	5.25055	5.19262	5.14170
100-13 4/8	5.39493	5.30938	5.23797	5.17772	5.12475
100-14 4/8	5.38843	5.29957	5.22540	5.16282	5.10780
100-15 4/8	5.38192	5.28976	5.21284	5.14792	5.09086
100-16 4/8	5.37542	5.27996	5.20028	5.13304	5.07393
100-17 4/8	5.36893	5.27016	5.18772	5.11816	5.05701
100-18 4/8	5.36243	5.26037	5.17517	5.10329	5.04010
Spread @ Center Price	112.5	112.3	109.0	106.8	104.1
WAL	5.990	3.649	2.758	2.289	1.992
Mod Durn	4.758	3.155	2.462	2.078	1.827
Mod Convexity	0.355	0.149	0.090	0.064	0.050
Principal Window	Sep05 - Dec18	Sep05 - Feb13	Sep05 - Nov10	Sep05 - Oct09	Sep05 - Feb09
LIBOR_1MO	3.52	3.52	3.52	3.52	3.52
Yield Curve Mat 6MO 2YR 3YR 5YR 10YR 30YR Yld 3.777 4.133 4.186 4.258 4.404 4.595

08/03/2005 11:25 AM

THE INFORMATION CONTAINED HEREIN IS QUALIFIED IN ITS ENTIRETY BY THE INFORMATION IN THE PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR THIS TRANSACTION. THE INFORMATION CONTAINED HEREIN IS PRELIMINARY AS OF THE DATE HEREOF AND SUPERSEDES ANY PREVIOUS SUCH INFORMATION DELIVERED TO YOU. THESE MATERIALS ARE SUBJECT TO CHANGE, COMPLETION OR AMENDMENT FROM TIME TO TIME. THIS COMMUNICATION IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. THIS COMMUNIICATION DOES NOT CONTAIN ALL THE INFORMATION THAT IS REQUIRED TO BE INCLUDED IN THE BASE PROSPECTUS AND THE PROSPECTUS SUPPLEMENT. INVESTORS ARE URGED TO READ THE BASE PROSPECTUS AND THE PROSPECTUS SUPPLEMENT AND OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISION BECAUSE THEY CONTAIN IMPORTANT INFORMATION. YOU SHOULD CONSULT YOUR OWN COUNSEL, ACCOUNTANT AND OTHER ADVISORS AS TO THE LEGAL, TAX, BUSINESS, FINANCIAL AND RELATED ASPECTS OF A PURCHASE OF THESE SECURITIES.